EXHIBIT 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts / Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Reports Record Results for First Quarter of Fiscal Year 2008

– Company Posts Record Revenues of $31.7 Million and Non-GAAP EPS(1) of $0.09 –

– Company Updates Business Outlook for 2008 –

BURLINGTON, MA. – May 8, 2008 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for the first quarter ended March 31, 2008 and updated its previously issued business outlook for fiscal year 2008.

Results for the First Quarter of Fiscal Year 2008

Total revenues for the first quarter of fiscal year 2008 grew to a record $31.7 million, an increase of 26% compared to $25.1 million in the same period last year.  Net income for the first quarter of fiscal year 2008 was $5.0 million, or $0.08 per share on a diluted basis, compared to $4.3 million, or $0.06 per share on a diluted basis, in the same period last year.  Net income on a non-GAAP(1) basis for the first quarter of 2008 was $6.1 million, or $0.09 per share on a diluted basis compared to $5.0 million, or $0.08 per share on a diluted basis in the same period last year.  Non-GAAP net income(1) differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $1.0 million, or $0.01 per share in the first quarter of fiscal year 2008 and approximately $0.7 million, or $0.02 per share in the first quarter of fiscal year 2007.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“Acme Packet delivered another strong quarter highlighted by record revenues, solid earnings growth and record cash flow from operations,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc.  “The first quarter marked our tenth consecutive quarter of both sequential and year-over-year revenue growth.  We believe this is further evidence of our expanding market leadership and the growing value our solutions provide in the next generation networks of service providers, enterprises, and contact centers.  Based on our strong start to the year and our current outlook, we believe we are well positioned to deliver on our full year growth plans in 2008.”

Company Updates Business Outlook for Fiscal Year 2008

The Company today updated its previously issued business outlook for fiscal year 2008.  The Company currently expects total revenues for fiscal year 2008 to range between $142 million and $147 million, which is unchanged from the Company’s previous forecast.  In fiscal year 2008, the Company currently expects GAAP net income to range between $0.29 and $0.33 per share on a diluted basis, up from $0.28 and $0.32 per share on a diluted basis as previously forecasted.  In fiscal year 2008, the Company expects non-GAAP(1) net income to range between $0.38 and $0.42 per share on a diluted basis, which is unchanged from the Company’s previous forecast.  Non-GAAP(1) net income for fiscal year 2008 is expected to differ from GAAP net income as it is expected to exclude estimated stock-based compensation expense of approximately $5.5 million, or $0.09 per share, down from $6.4 million, or $0.10 per share as previously forecasted.  The Company currently expects interest income to be approximately $4.4 million in fiscal year 2008, down from $5.0 million as previously forecasted.  The Company’s current business outlook assumes a full year weighted average share count of approximately 66.5 million, down from 67.0 million as previously forecasted, and a full year non-GAAP effective tax rate of 37.5%, up from 36.5% as previously forecasted.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (877) 531-2989 and using access code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-0630 and using access code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 918773 or by accessing the webcast replay on the Company’s investor relations website.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first class interactive communications-voice, video and multimedia sessions-and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, large enterprise and contact center networks-from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols-SIP, H.323, MGCP/NCS and H.248-and multiple border points-interconnect, access and data center. Our products have been selected by more than 500 customers in 85 countries, including 29 of the top 30, and 84 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the quote above and the section “Company Updates Business Outlook for Fiscal Year 2008”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market, including its market leadership; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for future periods, including fiscal year 2008; the amount and impact of stock-based compensation expense; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; its ability to build and grow; the benefits or advantages of its programs, partnerships, services, or products; its traction in both new and existing customers; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties growing its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth, financial performance; its ability to hire and retain necessary employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007
	(unaudited)
Revenue:
Product	$26,524	$21,217
Maintenance, support and service	5,156	3,874
Total revenue	31,680	25,091

Cost of revenue (2):
Product	4,847	4,328
Maintenance, support and service	1,066	972
Total cost of revenue	5,913	5,300

Gross profit	25,767	19,791

Operating expenses (2):
Sales and marketing	10,458	7,643
Research and development	5,211	4,299
General and administrative	3,131	2,520
Total operating expenses	18,800	14,462

Income from operations	6,967	5,329

Other income, net	1,292	1,549
Income before provision for income taxes	8,259	6,878

Provision for income taxes	3,221	2,586

Net income	$5,038	$4,292

Net income per share applicable to common stockholders

Basic	$0.08	$0.07
Diluted	$0.08	$0.06

Weighted average number of common shares used in net income per common share calculation
Basic	60,427,923	58,461,591
Diluted	65,471,188	66,211,364

(2) Amounts include stock-based compensation expense, as follows:

Cost of product revenue	$107	$42
Cost of maintenance, support and service revenue	111	61
Sales and marketing	893	355
Research and development	113	306
General and administrative	238	180

Acme Packet, Inc.

Table of Reconciliation from GAAP to Non-GAAP

(in thousands, except per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007
	(unaudited)

Reconciliation of non-GAAP net income (1):
Net income	$5,038	$4,292
Adjustments:
Stock-based compensation expense, net of taxes	1,033	737
Non-GAAP net income (1)	$6,071	$5,029

Non-GAAP net income per share (1) applicable to common stockholders
Basic	$0.10	$0.09
Diluted	$0.09	$0.08

Acme Packet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,757	$136,420
Accounts receivable, net	28,591	29,998
Inventory	6,671	5,784
Deferred tax asset	1,346	1,346
Other current assets	1,155	2,095
Total current assets	182,520	175,643
Property and equipment, net	6,908	7,343
Other assets	347	347
Deferred tax asset	3,242	3,242
Total assets	$193,017	$186,575

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,629	$4,659
Accrued expenses and other liabilities	9,483	8,510
Deferred revenue	12,815	9,974
Total current liabilities	26,927	23,143

Deferred rent	228	265

Stockholders’ equity:
Common stock	61	60
Treasury stock, at cost	(4,224)	—
Additional paid-in capital	144,854	142,974
Retained earnings	25,171	20,133
Total stockholders’ equity	165,862	163,167
Total liabilities and stockholders’ equity	$193,017	$186,575